UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 12, 2008

SYS
(Exact Name of Registrant as Specified in Charter)

California	000-04169	95-2467354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code		858-715-5500

(None)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 12, 2008, SYS issued a press release announcing financial results for the quarter ending March 28, 2008.  A copy of the press release is attached hereto as exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated May 12, 2008, of SYS.

[Missing Graphic Reference]
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS (Registrant)
Date: May 12, 2008	By: /s/ Michael W. Fink Michael W. Fink, Secretary

2

EXHIBIT 99.1

NEWS ANNOUNCEMENT

SYS Contact: Edward M. Lake Chief Financial Officer 858-715-5500 Email: elake@systechnologies.com

SYS TECHNOLOGIES REPORTS FISCAL 2008 THIRD QUARTER AND NINE MONTHS RESULTS

--Gross Margins Reach Record High at 28.6%; Operating Margins up Threefold Year Over Year;
Sets Shareholder Meeting Date of June 24, 2008 for Shareholder Vote on Merger with Kratos Defense & Security Solutions --

SAN DIEGO, CA – May 12, 2008 – SYS Technologies (SYS), (AMEX: SYS), a leading provider of information connectivity solutions that enable real-time, complex decision-making, today reported results for the third quarter and the nine months ended March 28, 2008. Earlier in the third quarter, SYS announced an agreement to merge with Kratos Defense & Security Solutions (“Kratos”) (Nasdaq: KTOS).

Cliff Cooke, chief executive officer of SYS Technologies, said, “We had a very strong third quarter with record gross margins driven by our network management software business. Revenues of $18.7 million for the third quarter were slightly below our guidance range of $19.0 million to $20.0 million; however, the shortfall was predominantly due to subcontractor and other direct cost based revenues from our government contracts services business which carry lower operating margins. Importantly, due to the strong product mix and continued cost containment efforts we were able to deliver solid profitability.”

Third quarter 2008 revenues were $18.7 million, down $0.4 million from the prior year third quarter. The decrease in revenues was attributable to a $1.6 million decrease in service revenues which was partially offset by a $1.2 million increase from product sales.  The decrease in service revenues was attributable to decreases in IT support programs, particularly subcontractor and other direct cost based revenues related to those programs. Growth in learning and performance training solutions and public safety solutions partially offset these other services decreases.

Gross margin was 28.6 percent in the quarter as compared to 22.3 percent in the prior year as a result of increased software products based revenues together with higher overall margins on the services business due to growth in time and material contracts.  Operating expenses were $4.9 million, including $0.5 million of non-recurring merger related costs, or 26.1 percent of revenues, in the current year quarter, as compared to $5.4 million, or 28.1 percent of revenues, in the prior year. Adjusted EBITDA for the quarter was $1.6 million or 8.6 percent of revenues as compared to a negative Adjusted EBITDA of $0.5 million in the prior year quarter. SYS calculates Adjusted EBITDA by adjusting net income (loss) for the effects of interest, taxes, depreciation, amortization, non-cash expenditures for share based compensation, and non-recurring merger transaction costs.  The reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, is included at the end of this release.

Cooke stated that, “I’m very pleased with both the mix of revenues in the third quarter and the consistent trend of operating profitability that we established as a key target for this fiscal year. We’ve been able to hold the line on costs while continuing to invest in key product and business development areas. Our EBITDA margins were in line with our expectations especially after factoring in the $0.5 million non-recurring merger related costs.”

Management has included information about non-GAAP net income because management believes it provides a more meaningful measure of quarter-over-quarter and year-over-year financial performance.  A reconciliation of generally accepted accounting principles (GAAP) results to non-GAAP net income results follows in this press release. Non-GAAP net income and non-GAAP net income per share are non-GAAP measures and exclude amortization of intangibles from acquisitions, non-cash share-based compensation charges and asset impairment charges, if any, all net of their related tax effect. For further information, please refer to the section of the press release titled, “Note Regarding Use of Non-GAAP Financial Measures.”

Third quarter 2008 net income was $26,000, or $0.00 per diluted share, compared to a net loss of $1.1 million, or a loss of $0.06 per share, in the prior year’s third quarter.  For the third quarter of 2008, the company reported non-GAAP net income of $73,000 or $0.00 per diluted share, compared to net loss of $0.6 million or a loss of $0.03 per share in the prior year’s third quarter.

At March 28, 2008, the company had a cash balance of $1.6 million, working capital of $8.1 million and an available credit facility balance of $3.3 million.

Cooke added, “As announced on February 21, 2008, we entered into a definitive merger agreement with Kratos, a leading national defense and security solutions provider, in an all-stock transaction. Under the terms of the agreement, SYS will become a wholly owned subsidiary of Kratos and all of SYS’ outstanding common shares will be converted into Kratos common shares. We jointly filed the Registration Statement on Form S-4 and Preliminary Joint Proxy with the SEC on April 10, 2008, and we recently received a “no review” letter from the SEC. Consequently we expect the Registration Statement to be declared “effective” when we refile the joint proxy statement updated for our third quarter results and Kratos’ first quarter results. Accordingly, we have set our shareholder meeting date for June 24, 2008 and, if approved, anticipate this transaction will close by the end of June.

For the nine months ended March 28, 2008, revenues were $57.0 million, up $2.8 million from the prior year nine-month period, reflecting contributions from an acquisition and a net increase in other products and services.  The nine-month to date GAAP net income was $0.6 million, or $0.03 per diluted share, compared to GAAP net loss of $1.5 million, or a loss of $0.09 per diluted share, in the prior year’s nine-month period. For the nine month period, Adjusted EBITDA was $4.1 million or 7.1 percent of revenues as compared to Adjusted EBITDA of $0.2 million or 0.4 percent in the prior year’s nine-month period. For the nine month period, the Company reported non-GAAP net income of $1.0 million, or $0.05 per diluted share, compared to non-GAAP net loss of $0.6 million or a loss of $0.03 per diluted share, in the prior year’s nine-month period.

Third Quarter Highlights

•	Awarded a $29.7 million five-year (one base year, four option years) prime contract to provide technical support services for Space and Naval Warfare Systems Center Charleston (SSC Charleston)
•
Launched the dopplerVUE next generation network management product building on the capabilities of the NeuralStar product which has been proven in some of the world’s most advanced and secure networks, including DISA and DARPA

•
Awarded two separate agreements worth $1.6 million with an unnamed secure defense agency to use dopplerVUE as the network management software platform for its networksexpanding the agency’s current relationship with SYS

•	Announced successful evaluation of Vigilys by the National Incident Management System (NIMS) Support Center; compliance with NIMS is a top priority of DHS for prospective vendors
•	Announced Execution of Merger Agreement with Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS), which is expected to close towards the end of the second calendar quarter

Outlook for Fiscal Year 2008

The business continues to be dependent upon awards from large government agencies and corporations, and as such, the revenue stream may be unpredictable. For the fiscal 2008 fourth quarter, management expects revenue to be in the range of $19.0 million to $20.0 million and the Company to be profitable.  For fiscal year 2008, management expects revenue to be in the range of $76.0 million to $78.0 million. The Company expects to be profitable throughout the year; however, management anticipates the level of profitability will fluctuate based on the timing and composition of revenues.

Fiscal 2008 Third Quarter Conference Call

SYS management will host a conference call on Monday, May 12, 2008 at 11:00 a.m. ET (8:00 a.m. PT) to discuss its financial results for the recent quarter and to answer questions. Participating in the call will be Cliff Cooke, chief executive officer, and Ed Lake, chief financial officer.

To participate in the live call, please dial (866) 831-6291 from the US or, for international callers, please dial (617) 213-8860 passcode #80016040 approximately 15 minutes before the start time.  A telephone replay will be available for two weeks by dialing (888) 286-8010 from the US, or (617) 801-6888 for international callers, and entering passcode #85957821.  To listen to the conference call live via the Internet, visit the SYS web site at www.systechnologies.com. Please go to the web site 15 minutes prior to its start to register, download, and install the necessary audio software.

About SYS Technologies

SYS (AMEX: SYS), is a leading provider of information connectivity solutions that capture, analyze and present real-time information to our customers in the Department of Defense, Department of Homeland Security, other government agencies and to commercial companies. Using interoperable communications software, sensors, digital video broadcast and surveillance technologies, wireless networks, network management, decision-support tools and Net-centric technologies, our technical experts enhance complex decision-making. We also provide solution lifecycle support with program, financial, test and logistical services and training. Founded in 1966, SYS is headquartered in San Diego and has principal offices in California and Virginia. For additional information, visit www.systechnologies.com.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) provides mission critical engineering, IT services and war fighter solutions for the U.S. federal government and for state and local agencies. Principle services include C5ISR, weapon systems lifecycle support, military weapon range and technical services, network engineering services, advanced IT services, security and surveillance systems, and critical infrastructure design and integration.  The Company is headquartered in San Diego, California, with resources throughout the U.S. and in key strategic military locations. News and information regarding Kratos are available at www.kratosdefense.com.

Notice Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP net income (loss) and non-GAAP net income (loss) per share, and Adjusted EBITDA are non-GAAP financial measures. SYS believes this information is useful to investors because it provides a basis for measuring SYS’s available capital resources, the operating performance of SYS’ business and SYS’ cash flow, excluding the effects of non-cash charges for amortization of intangibles from acquisitions, non-cash share-based compensation charges, non-recurring merger transaction costs, and asset impairment charges, if any, all net of their related tax effects, if applicable, that would normally be included in the most directly comparable measures calculated and presented in accordance with GAAP. SYS’ management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating SYS’ operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-financial measures as reported by SYS may not be comparable to similarly titled amounts reported by other companies. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement tables that accompany this press release.

Notice Regarding Forward-Looking Statements

This news release contains certain forward-looking statements including, without limitation, expressed or implied statements concerning the Company’s expectations regarding the, future financial performance and cash flows and market developments that involve risks and uncertainties. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: risks that the closing of the proposed merger between SYS and Kratos will be delayed or that the conditions to closing will not be satisfied; risks that the integration will prove more costly, take more time, or be more distracting than currently anticipated;  risks that the transaction will cause disruption of the Company’s operations and distraction of its management; risks of adverse regulatory action or litigation; risks that changes or cutbacks in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contract; and competition in the marketplace which could reduce revenues and profit margins. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company’s Securities and Exchange Commission filings.

Additional Information

In connection with the proposed acquisition of SYS by Kratos Defense & Security Solutions, Inc. (“Kratos”), Kratos has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which has not yet become effective, containing a joint proxy statement/prospectus and other relevant materials. INVESTORS AND SECURITY HOLDERS OF KRATOS AND SYS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT KRATOS, SYS AND THE ACQUISITION. The definitive joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Kratos or SYS with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Kratos by directing a request to: Kratos Defense & Security Solutions, Inc., 4810 Eastgate Mall, San Diego, CA 92121, Attn: Investor Relations, or by going to Kratos’ corporate website at www.kratosdefense.com.  Investors and security holders may obtain free copies of the documents filed with the SEC by SYS by contacting SYS Technologies, Inc., 5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123, Attn: Investor Relations, or by going to SYS’ corporate website at www.systechnologies.com. Kratos, SYS and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Kratos and SYS in favor of the acquisition. Information about the executive officers and directors of Kratos is set forth in the proxy statement for Kratos’ 2007 Annual Meeting of Stockholders, which was filed with the SEC on October 10, 2007. Information about the executive officers and directors of SYS and their ownership of SYS common stock is set forth in the proxy statement for SYS’ 2007 Annual Meeting of Stockholders, which was filed with the SEC on October 29, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Kratos, SYS and their respective executive officers and directors in the acquisition by reading the joint proxy statement/prospectus regarding the acquisition when it becomes available.

- Tables Follow -

]

SYS AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 28,	March 30,	March 28,	March 30,
	2008	2007	2008	2007

Revenues	$18,715	$19,069	$57,346	$54,528

Operating costs and expenses:
Costs of revenue	13,371	14,811	41,788	41,996
Selling, general and administrative expenses	3,319	4,299	10,069	11,019
Research, engineering and development expenses	1,021	1,059	3,235	3,050
Merger transaction costs	537	--	537	--
Total operating costs and expenses	18,248	20,169	55,629	56,065

Income (loss) from operations	467	(1,100)	1,717	(1,537)

Other (income) expense:
Other income	(28)	(29)	(102)	(90)
Interest expense	112	146	312	529
Total other (income) expense	84	117	210	439

Income (loss) before income taxes	383	(1,217)	1,507	(1,976)

Income tax provision (benefit)	357	(162)	909	(464)

Net income (loss)	$26	$(1,055)	$598	$(1,512)

Net income (loss) per share:
Basic	$0.00	$(0.06)	$0.03	$(0.09)
Diluted	$0.00	$(0.06)	$0.03	$(0.09)

Weighted average shares:
Basic	19,749	18,666	19,517	17,196
Diluted	19,757	18,666	19,596	17,196

]

SYS TECHNOLOGIES
(In thousands except per share data)

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	March 28,	March 30,	March 28,	March 30,
	2008	2007	2008	2007

GAAP net income (loss)	$26	$(1,055)	$598	$(1,512)

Amortization of intangibles	254	257	764	830
Share-based compensation expense	74	104	304	331
Tax effect	(281)	45	(644)	(273)
Non-GAAP net income (loss)	$73	$(649)	$1,022	$(624)

Basic Non-GAAP income (loss) per share	$0.00	$(0.03)	$0.05	$(0.03)
Diluted Non-GAAP income (loss) per share	$0.00	$(0.03)	$0.05	$(0.03)

Shares used in the calculation of basic Non-GAAP EPS	19,749	18,666	19,517	17,196
Shares used in the calculation of diluted Non-GAAP EPS	19,757	18,666	19,596	17,196

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	March 28,	March 30,	March 28,	March 30,
	2008	2007	2008	2007

Net income (loss)	$26	$(1,055)	$598	$(1,512)

Provision for income taxes (benefit)	357	(162)	909	(464)
Interest expense	112	146	312	529
Other income	(28)	(29)	(102)	(90)
Depreciation and amortization	532	475	1,515	1,443
Non-recurring merger transaction costs	537	--	537	--
Share-based compensation expense	74	104	304	331
Adjusted EBITDA	$1,610	$(521)	$4,073	$237

Revenues	$18,715	$19,069	$57,346	$54,528

Adjusted EBITDA margin	8.6%	(2.7)%	7.1%	0.4%

]

SYS AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (amounts in thousands, except par value amounts)
	March 28, 2008	June 30, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$1,639	$2,770
Accounts receivable, net	16,467	16,321
Inventories, net	546	599
Prepaid expenses	412	603
Deferred taxes	748	275
Total current assets	19,812	20,568

Furniture, equipment and leasehold improvements, net	1,907	1,951
Intangible assets, net	5,346	6,111
Goodwill	23,107	23,477
Other assets	220	276
Total assets	$50,392	$52,383

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$250	$--
Accounts payable	3,061	5,270
Accrued payroll and related expenses	2,471	3,887
Income taxes payable	278	194
Other accrued liabilities	1,019	1,474
Current portion of convertible notes payable, related party	975	--
Current portion of convertible notes payable	2,150	--
Current portion of note payable	188	--
Deferred revenue	1,276	1,552
Total current liabilities	11,668	12,377

Convertible notes payable, related party	--	975
Convertible notes payable	--	2,150
Note payable, net of current portion	312	500
Other long-term liabilities	51	69
Deferred revenue, net of current portion	259	210
Deferred taxes	1,023	1,023
Total liabilities	13,313	17,304

Commitments and Contingencies

Stockholders' Equity:
4% convertible preferred stock, $.50 par value; 250 shares
authorized; none issued or outstanding	--	--
9% preference stock, $1.00 par value; 2,000 shares
authorized; none issued or outstanding	--	--
Common stock, no par value; 48,000 shares authorized;
and 19,844 and 19,232 shares issued and outstanding
as of March 28, 2008 and June 30, 2007, respectively	37,305	35,903
Accumulated deficit	(226)	(824)
Total stockholders’ equity	37,079	35,079

Total liabilities and stockholders’ equity	$50,392	$52,383